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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 18, 2003
                               -------------------


                             STUDENT ADVANTAGE, INC.
                    -----------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                        0-26074                 04-3263743
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       (State or Other            (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)



                     280 Summer Street, Boston, MA         02210
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               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code

                                 (617) 912-2000
                          -----------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER ITEMS AND REGULATION FD DISCLOSURE

On November 18, 2003, Student Advantage, Inc. (the "Company") entered into an Agreement and Plan of Merger, dated as of November 18, 2003, by and among Athena Ventures Parent, Inc. ("Athena"), a Delaware corporation owned by Raymond V. Sozzi, Jr., the Company's President and CEO, and Athena Ventures Acquisition Sub, Inc., a wholly owned subsidiary of Athena Ventures Parent, Inc. ("Athena Sub"), and the Company. Pursuant to the Merger Agreement, subject to the satisfaction of the conditions to the closing of the transactions contemplated by the Merger Agreement, Athena Sub will be merged with and into the Company (the "Merger"), with the Company becoming a wholly owned subsidiary of Athena, and each outstanding share of Common Stock of the Company shall be converted into and represent the right to receive $1.05 in cash per share.

Additionally, on November 18, 2003, the Company entered into a Purchase and Sale Agreement (the "Purchase Agreement"), dated as of November 18, 2003, between the Company and NCSN, Inc., an entity which does business as College Sports Television ("CSTV"), pursuant to which the Company agreed to sell substantially all the assets of its OCSN business to CSTV for a purchase price of $2.85 million in cash, a convertible note in the aggregate principal amount of $4.25 million and warrants to purchase 580,601 shares of CSTV stock (the "OCSN Sale" and together with the Merger, the "Proposed Transactions"). The purchase price is subject to adjustment based on the working capital as of the closing and other specified conditions. The assets to be sold include the Official College Sports Network, which provides online brand management and content delivery to universities, colleges and athletic conferences, customer and vendor contracts, working capital and intellectual property. All of the proceeds to be received by the Company from the OCSN Sale will be used to satisfy the Company's debt to its secured lenders.

On November 13, 2003, the Company amended its loan agreements with Reservoir Capital Partners, L.P., Scholar, Inc. and Mr. John Katzman (together "the Lenders"), whereby the Lenders agreed, subject to the closing of the Proposed Transactions, to waive all interest due to them through the closing of the Proposed Transactions and accept $2.85 million in cash, and the convertible note and warrants delivered to the Company by CSTV in the OCSN Sale as full payment of all amounts outstanding to them.

The Proposed Transactions were recommended by a Special Committee of the Company's Board of Directors and were unanimously approved by the Board. The closing of both transactions is subject to stockholder approval, as well as other customary conditions. Mr. Sozzi, who holds approximately 14% of the outstanding common stock of Student Advantage, has entered into an agreement with CSTV pursuant to which he has agreed to vote his shares in favor of the Proposed Transactions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of the Business Acquired.

            Not applicable.

(b)   Pro Forma Financial Information.

            Not Applicable.

(c)   Exhibits.

            See the Exhibit Index attached hereto.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       STUDENT ADVANTAGE, INC.
                                       (Registrant)


Date: November 20, 2003                By: /s/ Raymond V. Sozzi, Jr.
                                           -------------------------------------
                                           Raymond V. Sozzi, Jr.,
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX

99.1 Purchase and Sale Agreement between Student Advantage, Inc. and NCSN, Inc. dated as of November 18, 2003.

99.2 Form of Note Agreement to be entered into between NCSN, Inc., the Subsidiary Guarantors party thereto and the Noteholders party thereto.

99.3  Form of NCSN, Inc. Common Stock Purchase Warrant.

99.4 Agreement and Plan of Merger by and among Athena Ventures Parent, Inc., Athena Ventures Acquisition Sub, Inc. and Student Advantage, Inc. dated as of November 18, 2003.

99.5 Letter agreement dated November 13, 2003 by and among the Registrant, Scholar, Inc., Mr. John Katzman, and Reservoir Capital Partners, L.P. (amending the Loan Agreement by and among the Registrant, the subsidiaries of the Registrant, and Reservoir Capital Associates, L.P.).

99.6  Press Release dated November 19, 2003 of the Registrant